Exhibit 99.5

JBI, Inc. and Subsidiaries

Pro Forma Combined Consolidated Balance Sheet
For the Six Months Ended June 30, 2009

(Unaudited)

	JBI Inc.	Javaco		Pakit		Pro Forma
Current Assets
Cash	200,724	13,335		627,669		841,729
Accounts receivable, net	95,220	1,249,431		696,898		2,041,550
Inventories	-	607,720		778,925		1,386,645
Prepaid expenses	-	8,498		2,771		11,269
Total Current Assets	295,944	1,878,985		2,106,264		4,281,193

Property And Equipment
Leasehold improvements	-	9,016		308,356		317,372
Machinery and office equipment	-	34,356		470,254		504,611
Vehicles	-	29,013		-		29,013
Furniture and fixtures	-	3,086		-		3,086
	-	75,471		778,610		854,082
Less accumulated depreciation	-	46,317		73,937		120,254
Net Property And Equipment	-	29,155		704,673		733,828

Other Assets
Goodwill	-	1,976,830		2,668,583		4,645,414
Patents, net	-	-		6,024		6,024
Total Other Assets	-	1,976,830		2,674,608		4,651,438

Total Assets	295,944	3,884,970		5,485,544		9,666,458

Current Liabilities
Accounts payable	3,562	988,190		279,344		1,271,096
Accrued expenses	-	42,773		91,637		134,410
Notes Payable	-	199,550		-		199,550
Income Taxes Payable	-	642		-		642
Total Current Liabilities	3,562	1,231,155		370,981		1,605,698

Long-Term Liabilities	-	173,960		187,577		361,537

Deferred Taxes	-	78,666		-		78,666

Total Liabilities	3,562	1,483,781		558,558		2,045,901

Shareholders' Equity
Common Stock, par $0.001; 75,000,000 authorized 63,700,000 shares issued and outstanding at June 30, 2009	57,041	-		-		57,041
Additional paid in capital	323,388	2,650,000	(a)	4,615,000	(b)	7,588,388
Accumulated Deficit	(88,046)	(248,811)		311,986		(24,871)

Total Shareholders' Equity	292,382	2,401,189		4,926,986		7,620,557

Total Liabilities And Shareholders' Equity	295,944	3,884,970		5,485,544		9,666,458

(a) JBI acquired Javaco on August 24, 2009. The purchase price was $2,650,000 consisting of 2,500,000 shares of our common stock and $150,000 in cash. The Company has used the share price on the date of aquisition to value our common shares. The elimination entry in consolidation removes the account for JBI's investment in Javaco.

(b) JBI acquired Pak-it on September 30, 2009. The purchase price was $4,615,000 consisting of 625,000 shares of our common stock and notes payable of $2,665,000 and $1,200,000. The Company has used the share price on the date of aquisition to value our common shares. The elimination entry in consolidation removes the account for JBI's investment in Pak-it. The majority shareholder pledged 10,000,000 shares of common stock if the notes were not repaid within 90 days. In the Pro Forma Statements the Company has assumed that notes were paid with those shares and no interest expense has been accrued.

JBI, Inc. and Subsidiaries

Pro Forma Combined Consolidated Statements Of Operations
For the Six Months Ended June 30, 2009

(Unaudited)

	JBI Inc.	Javaco	Pakit	Pro Forma

Revenue, net	47,600	2,761,569	4,231,576	7,040,745
Cost of Sales	3,390	2,356,992	3,037,013	5,397,395
Gross Margin	44,210	404,577	1,194,563	1,643,350

Operating Expenses
Selling Expenses	-	88,605	191,874	280,478
Other General & Administrative Expenses	28,809	347,616	784,523	1,160,948
	28,809	436,221	976,397	1,441,427
Operating income (loss)	15,401	(31,644)	218,166	201,924

Other (income) expenses
Interest Expense	153	9,870	10,983	21,007
Other Income	-	-	(50,741)	(50,741)
	153	9,870	(39,758)	(29,734)

Net income (loss)	15,248	(41,514)	257,924	231,658

Loss per Share	0.00			0.00

Weighted average number of common shares outstanding	63,700,000			63,700,000

JBI, Inc. and Subsidiaries

Pro Forma Combined Consolidated Statements Of Operations
For the Twelve Months Ended December 31, 2008

(Unaudited)

	JBI Inc.	Javaco	Pakit	Pro Forma

Revenue, net	15,050	6,647,802	7,005,458	13,668,309
Cost of Sales	-	5,720,639	5,676,163	11,396,802
Gross Margin	15,050	927,163	1,329,294	2,271,507

Operating Expenses
Selling Expenses	-	283,892	297,053	580,945
Other General & Administrative Expenses	90,344	811,203	1,006,518	1,908,065
	90,344	1,095,094	1,303,572	2,489,010
Operating income (loss)	(75,294)	(167,931)	25,722	(217,503)

Other (income) expenses
Interest Expense	35,668	39,366	44,802	119,836
Other Income	-	-	(73,142)	(73,142)
	35,668	39,366	(28,340)	46,694

Net income (loss)	(110,962)	(207,297)	54,062	(264,197)

Loss per Share	(0.00)			(0.00)

Weighted average number of common shares outstanding	63,700,000			63,700,000